UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2008

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 18, 2008, IHS Inc., a Delaware corporation (“IHS”), announced that it had entered into a definitive Agreement and Plan of Merger with Global Insight Inc. and its two primary shareholders.   Closing of the transactions contemplated by the parties to the agreement will be subject to customary closing conditions as well as expiration or termination of the waiting period under the Hart-Scott-Rodino Act.  A copy of the media release regarding the agreement is furnished as Exhibit 99.1 to this report.  A copy of the agreement will be furnished by IHS as an exhibit to its next regular periodic filing.

On September 16, 2008, the independent directors of the Board of Directors of IHS Inc. voted unanimously to approve a modification to the Amended and Restated Registration Rights Agreement dated as of May 2, 2007, between IHS and Urvanos Investments Limited (Urvanos), a wholly owned subsidiary of TBG Holdings N.V. (TBG).  The registration rights agreement had provided TBG, through its subsidiary Urvanos, two “demand” rights to require IHS to register IHS shares beneficially owned by TBG to permit those shares to be sold in an underwritten public offering.  With the amendment approved by the IHS board, TBG will have two additional “demand” registration rights, increasing the number of demands from two to four.   The remainder of the registration rights agreement will continue in effect without amendment.  The complete amended and restated registration agreement will be furnished by IHS as an exhibit to its next regular periodic filing.

Item 3.03 Material Modification to Rights of Security Holders.

The discussion regarding the approval of an amendment to the Registration Rights Agreement in Item 1.01 is incorporated in this Item 3.03 by reference.

Item 8.01 Other Events.

Effective September 18, 2008, following the approval by the IHS Board to amend the registration rights agreement with Urvanos, the General Management Board of TBG approved the voluntary conversion of all of the shares of IHS Class B Common Stock held by its subsidiary, Urvanos, into IHS Class A Common Stock.  The effect of this conversion was the cancellation of all 13.75 million of the Class B shares, each of which gave the holder ten votes per share, and the issuance of Class A shares to Urvanos.  Immediately after the conversion of the Class B shares, Urvanos held a total of 14.7 million Class A shares representing approximately 23% of the total voting and economic interest in IHS.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Media release regarding Global Insight dated September 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: September 18, 2008	By:	/s/ Michael J. Sullivan
Michael J. Sullivan
Chief Financial Officer

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